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$224,478                                                       December 29, 1997


                            UNSECURED PROMISSORY NOTE
                                 Balloon Payment

          FOR VALUE RECEIVED, the undersigned promises to pay to Kennedy-Wilson, Inc., (hereinafter "Holder"), the sum of Two Hundred and Twenty-four Thousand, Four Hundred and Seventy-eight Dollars ($224,478), with interest on the outstanding principal balance hereunder at the annual rate of Bank of America Prime plus one percent (1%), but in no event to exceed the maximum rate permitted by California law. This Note commences on December 29, 1997 (hereinafter "Commencement Date"), and all obligations set forth herein are measured from this date. This Note is payable interest only on a twice yearly basis on August 31st and January 31st, the first interest payment being due on August 31st, 1998. All principal and interest shall be fully repaid no later than the sooner of three (3) years after the Commencement Date or six (6) months after termination of employment with Kennedy-Wilson for any reason.

          The undersigned is acquiring 12,471 shares of Holder's Common Stock with the proceeds of the loan represented by this Note. This Note is not secured by the stock being acquired with the proceeds of the loan represented by this Note; however, the stock will be held by an officer of Holder as custodian until this Note is paid in full. Holder is not relying upon the stock being acquired as collateral security for the loan represented by this Note. The undersigned is fully and personally liable for payment in full of this Note pursuant to the terms hereof and regardless of the value of the stock being acquired with the proceeds of the loan represented by this Note.

          All payments and performances of the obligations under this Note shall be made in lawful money of the United States of America at 530 Wilshire Boulevard, Santa Monica, California. This Note may be prepaid in whole or in part at any time during the term hereof without payment of any penalty or premium. This Note shall be governed by and interpreted under the laws of the State of California.

          In the event that any action is brought to enforce this Note, the undersigned agrees to pay all costs and expenses incurred (including all reasonable attorneys' fees and costs) by Holder.

          IN WITNESS WHEREOF, the undersigned has executed this Note on or before the date above written, effective on the Commencement Date.

                                          /s/ Freeman Lyle      12/22/97
                                             -----------------------------
                                              Freeman A. Lyle         Date